RENEWAL
                                 PROMISSORY NOTE

$8,500,000.00                                               September 29, 1997


         FOR VALUE RECEIVED, the undersigned USF&G/LEGG MASON REALTY PARTNERS LIMITED PARTNERSHIP ("Borrower"), a limited partnership organized and existing under the laws of the State of Maryland, hereby promises to pay to the order of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Lender") the principal sum of EIGHT MILLION FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($8,500,000.00), with interest on the unpaid balance as set forth herein from the date hereof until Maturity (as hereinafter defined) in accordance with the following:

         1. Definitions. In addition to the other terms defined herein, for purposes hereof:

            (a) "Business Day" means, a day (other than a Saturday or Sunday) on which Lender is open for business and which is also a London Business Day.

            (b) "Business Day Convention" means that an adjustment shall be made for any date that would otherwise fall on a day that is not a Business Day, so that such date will be the next following Business Day, or if that day would fall in the next calendar month, then that date will be the next preceding Business Day.

            (c) "LIBOR" shall mean the interest rate for deposits in United States Dollars for a ninety (90) day maturity, which interest rate appears on the Telerate Page 3750 of the Dow Jones Telerate Service at approximately 11:00 a.m. London time, two (2) London Business Days prior to the effective date of the applicable Lock Period. If, for any reason, such rate is not available, then "LIBOR " shall mean the rate at which, in the opinion of Lender, United States dollar deposits in the amount of $5,000,000.00 are being offered by leading reference banks to prime banks in the London interbank market at approximately 11:00 a.m. London time, two (2) London Business Days prior to the effective date of the applicable Lock Period for a ninety (90) day maturity.

            (d) "Lock Period" shall mean each successive three (3) month period commencing on the date hereof and continuing to and including the three (3) month period commencing on July 2, 2000.

            (e) "London Business Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.

            (f) "Note Rate" shall mean a rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) determined pursuant to the following formula:

                  Note Rate         =         LIBOR + 1.30 percent

The Note Rate shall be reset for each Lock Period two (2) London Business Days prior to the effective date of each Lock Period.

         2. Interest.

            (a) Calculation of Interest. From the date hereof through Maturity, the entire unpaid principal balance of this Note shall bear at the Note Rate, calculated on a daily basis and based on a 360-day year and a 30-day month. Interest shall accrue on the entire unpaid principal amount of this Note. The LIBOR in effect as of two (2) business days prior to the date hereof is five and seventy-two hundredths percent (5.72%) and therefore, the Note Rate for the initial Lock Period is seven and two hundredths percent (7.02%) per annum.

            (b) Indemnity. Borrower hereby indemnifies Lender against any loss or expense which may arise or be attributable to Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any loan (i) as a consequence of any failure by Borrower to make any payment when due of any amount due hereunder, or (ii) due to any payment or prepayment of the Loan on a date other than as permitted hereunder. The amount of such loss or expense shall be determined, in Lender's sole discretion, using any reasonable attribution or averaging methods which Lender deems appropriate and practical. Lender's calculations of any such loss or expense shall be furnished to Borrower and shall be conclusively presumed to be correct save for manifest error.

            (c) Changed Circumstances.

                (i) If, after the date hereof, the introduction of, or any change in, any applicable law or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of such governmental authority, central bank or comparable agency:

                    (A) shall subject Lender to any tax, duty or other charge with respect to this Note or shall change the basis of taxation of payments to Lender of the principal of or interest on this Note or any other amounts due in respect thereof (except for changes in the rate of tax on the overall net income of Lender imposed by the jurisdiction in which Lender's principal executive office or lending office is located); or

                    (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Lender or shall impose on Lender or the foreign exchange and interbank markets any other condition affecting this Note;

and the result of any of the foregoing is to increase the cost to Lender of maintaining any Note Rate or to reduce the amount of any sum received or receivable by Lender under this Note in respect of interest at the Note Rate, then Lender shall promptly notify Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by Lender, Borrower agrees to pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction. Lender will promptly notify Borrower of any event of which it has knowledge which will entitle Lender to compensation pursuant to this subparagraph; provided, however, that Lender shall incur no liability whatsoever to Borrower in the event it fails to do so. The amount of such compensation shall be determined, in Lender's sole discretion, using any reasonable attribution or averaging methods which Lender deems appropriate and practical. A certificate of Lender setting forth the basis for determining such additional amount or amounts necessary to compensate Lender shall be conclusively presumed to be correct save for manifest error.

                (ii) If, at any time (a) Lender shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollar in the applicable amounts are not being offered to Lender, or (b) the introduction of, or any change in, any applicable law or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, shall make it unlawful or impossible for Lender to honor its obligations hereunder to make or maintain any Note Rate, then Lender shall promptly give notice thereof to Borrower and then the entire unpaid principal balance of this Note, together with all interest accrued thereon, and any and all other sums secured by the Security Instrument, shall, without notice, become immediately due and payable at the option of Lender.

         3. Regular Payments. Principal and interest hereunder shall be payable as follows:

            (a) All accrued and unpaid interest shall be due and payable monthly in arrears on the second (2nd) day of each month, commencing on November 2, 1997, and continuing on the same day of each month thereafter, to and including the Maturity Date (as hereinafter defined). The date each payment is due and payable is hereinafter sometimes referred to as the "Monthly Due Date".

            (b) In addition to the interest payments described in section 3(a) above, monthly installments of principal shall be due and payable commencing on November 2, 1999, and continuing on the same day of each month thereafter, to and including the Maturity Date. The amount of such monthly installments of principal shall be calculated based on an amortization of the outstanding principal balance of this Note as of October 2, 1999, over a period of 360 months and utilizing the Note Rate which will be in effect as of October 2, 1999.

            (c) In any event, the entire unpaid balance of principal and accrued interest shall be due and payable on October 2, 2000 (the "Maturity Date"). "Maturity" shall mean the Maturity Date or such earlier date as the entire principal balance of the Note may be due and payable by acceleration by Lender as hereinafter provided.

For any partial month, interest payments due under this Note shall be computed hereunder with respect to each day during those periods by multiplying the unpaid principal balance at the close of business on each day (or on the most recent day that Lender was open for business) by a daily interest factor, which daily interest factor shall be calculated by dividing the Note Rate by 360 and shall be based on a 30-day month. Interest so computed shall accrue for each and every day during any partial month on which any indebtedness remains outstanding hereunder and including the day on which funds are repaid. Payments in federal funds immediately available in the place designated by Lender for payment received prior to 2:00 p.m. local time at said designated place of payment shall be credited prior to close of business, while other payments may, at the option of Lender, not be credited until immediately available to Lender in federal funds in the place designated for payment prior to 2:00 p.m. local time on a day on which Lender is open for business.

         4. Late Payment and Default Interest Provisions

            (a) Late Charge. If (i) any monthly interest payment or monthly principal and interest payment is not paid in full on or before the Monthly Due Date for such payment or (ii) any other payment due under this Note, whether principal, interest, prepayment premium or otherwise, is not paid in full on or before the due date of such payment, then a per diem late charge of in an amount equal to two percent (2%) of the quotient obtained by dividing (x) the monthly payment due on such Monthly Due Date by (y) thirty (30) (the "Per Diem Late Charge") shall be assessed for each day that such payment is not paid from (and including) the first day after such Monthly Due Date or the due date of such payment to (and including) the date upon which such payment is made; provided, however, that if any such monthly interest payment, monthly principal and interest payment, prepayment premium, or any other payment due under this Note, together with all accrued Per Diem Late Charges, is not paid in full on or before the fifteenth day immediately following such Monthly Due Date or the due date of such payment, then a late charge equal to four percent (4%) of the monthly interest payment, the monthly principal and interest payment, prepayment premium, or other payment due under this Note (the "Late Charge") shall be deemed to be immediately assessed and shall be immediately due and payable. The Late Charge shall be payable in lieu of and not in addition to any Per Diem Late Charges that shall have accrued during the two-week period immediately preceding the assessment of the Late Charge. The Late Charge may be assessed only once on each overdue payment. Borrower acknowledges that the Per Diem Late Charges or the Late Charge is a reasonable estimate of and is directly related to the actual damages suffered by Lender in the event of a late payment. The Per Diem Late Charge and Late Charge shall be in addition to all other rights and remedies available to the holder of this Note upon the occurrence of a default under the Security Instrument.

            (b) Acceleration. If any payment due under this Note is not made when due (provided, however, that Lender shall provide written notice to Borrower, in accordance with the notice provisions of the Security Instrument, of Borrower's failure to pay any installment of principal and/or interest due on this Note as above promised a maximum of one (1) time in any twelve (12) month period in which event Maker shall have five (5) days from the delivery of such notice to pay such amount), or upon the occurrence of any Event of Default (as defined in the Security Instrument) under any Loan Document (as defined in the Security Instrument), Lender may, at its option and without further notice to Borrower, declare the entire unpaid balance of this Note immediately due and payable in full. Upon Maturity by such acceleration, the prepayment premium hereafter provided for shall be due and payable. The notice provided for herein is identical to that provided for in the Security Instrument (as hereinafter defined), and any notice given by Lender as set forth herein shall simultaneously satisfy the notice requirements of this Note and the Security Instrument (as hereinafter defined). Notwithstanding the foregoing, Lender shall not be required to provide notice and opportunity to cure with respect to the final payment due hereunder.

            (c) Default Rate. Upon Maturity, whether by any such acceleration (whether due to a voluntary or involuntary default) or otherwise, the unpaid principal balance of this Note shall bear interest at the Default Rate. The "Default Rate" to be charged on all due and unpaid sums for all purposes under the Loan Documents (as defined in the Security Instrument) shall be the lesser of (i) the maximum rate allowed by the law or (ii) the rate which is the greater of (A) a per annum rate equal to five percent (5%) over the Note Rate or (B) a per annum rate equal to five percent (5%) over the prime rate (for corporate loans at large United States money center commercial banks) published in the Wall Street Journal on the first business day of each month in which such Maturity (whether by acceleration or otherwise) occurs or continues. Interest at the Default Rate shall also commence automatically upon any acceleration of the Loan. The payment of interest at the Default Rate shall not be required to the extent that the amount thereof, when taken together with all other interest payable hereunder, including without limitation any Per Diem Late Charge or Late Charge, exceeds the maximum interest rate permitted to be charged by applicable law, and if such payment has been made at the time it is determined that such excess exists, Lender shall, at its option, either return such excess to Borrower or credit such excess against the principal balance of this Note then outstanding and any portion of such excess payments not capable of being so credited shall be returned to Borrower, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. The charging of interest at the Default Rate shall be in addition to all other rights and remedies available to the holder of this Note upon the occurrence of a default under the Security Instrument.

         5. Application of Payments. Prior to the occurrence of an Event of Default hereunder, the order of application of all payments received from Borrower shall be as follows: (a) to unpaid late charges and costs of collection; (b) to the prepayment premium due if any; (c) to interest on the unpaid balance hereof; and (d) the balance to unpaid principal. After an Event of Default hereunder, Lender shall have the option of applying any payments received to principal or interest or any other amount due under the Loan Documents.

         6. Prepayment. This Note may be prepaid, in whole or in part, upon the giving of not less than thirty (30) days' prior written notice of intention to do so to Lender without penalty or premium on the last day of any Lock Period only. This Note may not otherwise be prepaid, except for prepayments made as a result of casualty or condemnation in accordance with the provisions of the Security Instrument.

         7. No Usury. Under no circumstances shall the aggregate amount paid or agreed to be paid as interest hereunder exceed the highest lawful rate permitted under applicable usury law (the "Maximum Rate") and the payment obligations of Borrower under this Note are hereby limited accordingly. If under any circumstances, whether by reason of advancement or acceleration of the unpaid principal balance hereof or otherwise, the aggregate amounts paid on this Note shall include amounts which by law are deemed interest and which would exceed the Maximum Rate, Borrower stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Borrower and Lender, and Lender shall promptly credit such excess (to the extent only of such interest payments in excess of the Maximum
Rate) against the unpaid principal balance hereof, and any portion of such excess payments not capable of being so credited shall be refunded to Borrower.

         8. Security. This Note is the Note referred to in the Amended and Restated Mortgage and Security Agreement of even date herewith between Borrower and Lender (the "Security Instrument"), and is secured by the Security Instrument and entitled to the benefits and security thereof. Reference is made to the Security Instrument for descriptions of the properties subject thereto and the respective rights and obligations of Borrower and Lender thereunder.

         9. Making of Payments. All payments of principal, prepayment premium, if any, and interest hereunder are payable in lawful money of the United States of America at the office of Lender or at such other place and in such manner as Lender may specify by notice to Borrower. If the date for any payment hereunder falls on a day which is not a Business Day, then for all purposes hereof the same shall be deemed to have fallen on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest hereunder.

         10. Limited Recourse Liability. Except to the extent set forth in this Paragraph 10 and Paragraph 11 of this Note, neither the Borrower nor any general partner(s) of Borrower (singularly or collectively, the "Exculpated Parties") shall have any personal liability for any of the sums due under this Note, the Obligations (as defined in the Security Instrument), or any obligations set forth in the Loan Documents (as defined in the Security Instrument) (collectively, the "Loan"). Notwithstanding the preceding sentence, Lender may bring a foreclosure action or other appropriate action to enforce the Loan Documents or realize upon and protect the Collateral (as defined in the Security Instrument)(including, without limitation, naming the Exculpated Parties in the actions) and in addition THE EXCULPATED PARTIES SHALL HAVE PERSONAL LIABILITY
FOR:

         (a) any indemnity, guaranty (if any), master lease or similar instrument furnished in connection with the Loan (including, without limitation, the provisions of Section 3.11 and Section 3.12 of the Security Instrument);

         (b) any assessments and taxes (accrued and/or payable) with respect to the Collateral;

         (c) any security deposits of tenants (i) not turned over to Lender upon foreclosure, sale (pursuant to power of sale), or conveyance in lieu thereof, or (ii) not turned over to a receiver or trustee for the Collateral after his/her appointment;

         (d) any insurance proceeds or condemnation awards neither turned over to Lender nor used in compliance with Section 3.07 of the Security Instrument;

         (e)  [INTENTIONALLY OMITTED];

         (f)  waste of the Collateral;

         (g) any rents or other income from the Collateral received by any of the Exculpated Parties after a default under the Loan Documents and not otherwise applied to the indebtedness evidenced by this Note or to the current (not deferred) operating expenses of the Collateral; PROVIDED, HOWEVER, THAT THE EXCULPATED PARTIES SHALL HAVE PERSONAL LIABILITY for amounts paid as expenses to a person or entity related to or affiliated with any of the Exculpated Parties unless the payments are expressly permitted in the Loan Documents;

         (h) Borrower's failure to maintain any letter of credit required (if any is required) under the Loan Documents or otherwise in connection with the Loan; or

         (i) all legal fees, including the allocated costs of Lender's staff attorneys, and other expenses incurred by Lender in enforcing the Loan Documents if Borrower contests, delays, or otherwise hinders or opposes (including, without limitation, the filing of a bankruptcy) any of Lender's enforcement actions.

         11. Full Recourse Liability. Notwithstanding the provisions of Paragraph 10 of this Note, the EXCULPATED PARTIES SHALL HAVE PERSONAL LIABILITY for all sums due under this Note, the Obligations, and all obligations set forth in the Loan Documents if:

         (a) there shall be any breach or violation of Article V of the Security Instrument; or

         (b) there shall be any fraud or material misrepresentation by any of the Exculpated Parties in connection with the Collateral, the Loan Documents, the Loan Application, or any other aspect of the Loan; or

         (c) the Collateral or any part thereof shall become an asset in (i) a voluntary bankruptcy or insolvency proceeding or (ii) an involuntary bankruptcy or insolvency proceeding which is not dismissed within ninety (90) days of filing; provided, however, that this Paragraph 11(c) shall not apply if an involuntary bankruptcy is filed by Lender.

         12.  Miscellaneous.

              (a) Borrower and all other parties liable hereon, whether as principal, endorser or otherwise, hereby severally waivepresentment, demand for payment, protest and notice of dishonor and waive recourse to suretyship defenses generally, including extensions of time, release of security or other party liable hereon, and also agree to pay all costs of collection, including reasonable attorneys' fees incurred by Lender in connection with enforcement of any of Lender's rights hereunder or under the Security Instrument including without limitation attorneys fees and costs incurred in connection with any bankruptcy filing by Borrower.

              (b) Any forbearance by Lender in exercising any right or remedy hereunder or any other Loan Document (as defined in the Security Instrument), or otherwise afforded by applicable law, shall not be a waiver or preclude the exercise of any right or remedy by Lender. The acceptance by Lender of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of the right of Lender to require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment.

              (c) This Note may not be changed, modified or terminated except in writing signed by the party to be charged.

              (d) This Note shall be governed by and construed in accordance with the laws of the State of Florida; provided, however, that nothing herein shall limit or impair any right Lender shall have under applicable laws of the United States of America, to the extent they supersede the laws of the State of Florida, to charge interest on the sums evidenced hereby at a rate which exceeds the maximum rate of interest permitted under the laws of the State of Florida.

              (e) If any term of this Note, or the applications hereof to any person or set of circumstances, shall to any extent be invalid, illegal, or unenforceable, the remainder of this Note, or the application of such provision or part thereof to persons or circumstances other than those as to which it is invalid, illegal, or unenforceable, shall not be affected thereby, and each term of this Note shall be valid and enforceable to the fullest extent consistent with applicable law and this Note shall be interpreted and construed as though such invalid, illegal, or unenforceable term or provision (or any portion thereof) were not contained in this Note.

              (f) This Note shall be the joint and several obligation of all makers, endorsers, guarantors and sureties, and shall be binding upon them and their respective successors and assigns and shall inure to the benefit of Lender and its successors and assigns. The term "Lender" shall mean the holder of this Note at the time in question.

              (g) All notices under this Note shall be given as provided in the Security Instrument.

              (h) It is expressly agreed that time is of the essence with respect to this Note.

              (i) Under this Note, and the other Loan Documents, Lender's right to attorneys' fees shall be based upon the actual time involved at the attorney's customary hourly rates as opposed to any statutory presumption that may then be in effect in Florida.

         WAIVER OF TRIAL BY JURY. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE SECURITY INSTRUMENT, THE LOAN DOCUMENTS, OR ANY ACTS OR OMISSIONS OF LENDER IN CONNECTION THEREWITH.

         THIS RENEWAL PROMISSORY NOTE RENEWS AND RESTATES IN ITS ENTIRETY THAT CERTAIN NOTE DATED JUNE 28, 1990, EXECUTED BY BORROWER IN FAVOR OF FIDELITY AND GUARANTY LIFE INSURANCE COMPANY ("FIDELITY") IN THE ORIGINAL PRINCIPAL AMOUNT OF $8,500,000.00, AS TRANSFERRED BY A CERTAIN ALLONGE TO NOTE DATED AUGUST 14, 1990, AND DELIVERED TO ALLSTATE LIFE INSURANCE COMPANY ("ALLSTATE"), AS AMENDED BY CONSOLIDATION AND RENEWAL NOTE EXECUTED BY BORROWER IN FAVOR OF ALLSTATE DATED EFFECTIVE AS OF AUGUST 14, 1990, AS ASSIGNED TO LENDER EFFECTIVE AS OF THE DATE HEREOF (ALL OF THE FOREGOING HEREINAFTER REFERRED TO AS THE "ORIGINAL NOTE"). THE ORIGINAL NOTE IS PHYSICALLY ATTACHED HERETO. ALL DOCUMENTARY STAMP TAXES DUE ON THE ORIGINAL NOTE HAVE BEEN PAID IN FULL. THIS RENEWAL PROMISSORY NOTE DOES NOT ENLARGE THE OBLIGATIONS OF THE BORROWER UNDER THE ORIGINAL NOTE AND DOES NOT EXTINGUISH THE OBLIGATION EVIDENCED THEREBY, BUT MERELY AMENDS AND RESTATES THE SAME. ACCORDINGLY, NO DOCUMENTARY STAMP TAX IS DUE AND OWING IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS RENEWAL PROMISSORY NOTE.

         IN WITNESS WHEREOF, this Note has been executed under seal as of the date first set forth above.

                                       BORROWER:

                                       USF&G/LEGG MASON REALTY
                                       PARTNERS LIMITED PARTNERSHIP,
                                       a Maryland limited partnership

                                       By:    USF&G Realty Partners, Inc.,
                                              a Maryland corporation,
                                              General Partner

                                              By:______________________________
                                                     Name:_____________________
                                                     Title:____________________


                                              Attest:__________________________
                                                     Name:_____________________
                                                     Title:____________________

                                                         [CORPORATE SEAL]


Documentary stamp taxes in the
amount of $0.00 have been affixed
to the Amended and Restated Mortgage
and Security Agreement securing this
Note.